Key Competitive Advantages

- **Economies of scale**
  - SG&A cost reduction via existing distribution channels and strategic partnership with Kelun Pharmaceutical
  - Securing raw materials and production plants
- **Industry leader**
  - Robust product pipeline and increasingly diversified portfolio
  - Experienced management with international track record
- **Future opportunities**
  - Increase output using advanced technology
  - Accelerate organic growth by focusing on distribution channels one province at a time
- **Geographical advantage**
  - Located in Sichuan, historically one of the largest farming bases of TCM herbs, allows for convenient and low-cost access to high-grade TCM raw ingredients
  - Able to service western China with lower delivery fee
- **Local government support**